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                             ECOSCIENCE CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                                 JUNE 30, 1997

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
                                                                                              STATE / PROVINCE OF
LEGAL NAME OF SUBSIDIARY                                       SUBSIDIARY OF                     INCORPORATION
---------------------------------------------  ---------------------------------------------  -------------------
Agro Dynamics, Inc.                            EcoScience Corporation                         Delaware

Agro Dynamics Canada Inc.                      Agro Dynamics, Inc.                            Ontario, Canada

EcoScience Produce Systems Corp.               EcoScience Corporation                         Delaware
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